UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 30, 2005
NRG Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-15891	41-1724239
(Commission File Number)	(IRS Employer Identification No.)

211 Carnegie Center, Princeton, New Jersey 08540
(Address of Principal Executive Offices, Including Zip Code)

(609) 529-4500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.
     As previously disclosed, on September 30, 2005 NRG Energy, Inc. (the “Company”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Texas Genco LLC, a Delaware limited liability company (“Texas Genco”), and each of the direct and indirect owners of Texas Genco providing for the acquisition by the Company of all of the outstanding equity interests in Texas Genco on the terms and subject to the conditions set forth therein (the “Acquisition”). As more fully described in the Company’s Current Report on Form 8-K filed October 3, 2005, in connection with the execution of the Acquisition Agreement, the Company received a Commitment Letter from Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and Citigroup Global Markets, Inc. (“Citigroup”) to provide the Company with up to $4.8 billion in senior secured debt financing required to consummate the Acquisition, including up to $3.2 billion under a senior first priority term loan facility, up to $600 million under a senior first priority secured revolving credit facility and up to $1 billion under a senior first priority secured synthetic letter of credit facility. The Commitment Letter further provides for up to $5.1 billion in bridge financing to fund all amounts required to consummate the Acquisition which are not provided for under the senior secured debt financing.
     This description of the Commitment Letter is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

99.1	Commitment Letter from Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets, Inc., dated September 30, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.
	By:	/s/ Timothy W.J. O'Brien
Timothy W.J. O'Brien
Dated: October 12, 2005		Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Commitment Letter from Morgan Stanley Senior Funding, Inc. and Citigroup Global Markets, Inc., dated September 30, 2005.

1